UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Camino Vida Roble

Carlsbad, California 92008

(Address of Principal Executive Offices)

(760) 431-9286

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	ATEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

The Audit Committee (the “Committee”) of the Board of Directors of Alphatec Holdings, Inc. (the “Company”) recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The Committee considered several independent registered public accounting firms in this process, including Mayer Hoffman McCann P.C. (“MHM”), which has served as the Company’s independent registered public accounting firm since 2017.

(a) Dismissal of Former Independent Registered Public Accounting Firm

On April 27, 2021, the Audit Committee dismissed MHM as the Company’s independent registered public accounting firm, effective immediately following the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2021. MHM will continue to serve as the Company’s independent registered public accounting firm until that time.

The reports of MHM on the Company's consolidated financial statements as of and for the Company’s two most recent years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent years ended December 31, 2020 and 2019 and during the audits thereof, and through April 27, 2021, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and MHM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MHM, would have caused MHM to make reference thereto in its reports on the consolidated financial statements for such years.

During the years ended December 31, 2020 and 2019, and through April 27, 2021, there have been no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except as follows:

As noted in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, MHM concluded that the Company had not maintained effective internal control over financial reporting as of December 31, 2019, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and its report dated March 16, 2020, expressed an adverse opinion thereon.

The Company provided MHM with a copy of the disclosure it is making in this Current Report on Form 8-K, and requested that MHM furnish a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether MHM agrees with the statements made above related to MHM. A copy of MHM’s letter, dated April 29, 2021, is attached as Exhibit 16.1 to this Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

As a result of the competitive process noted above, on April 27, 2021, the Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the Company’s fiscal year 2021 and related interim periods, contingent upon the execution of an engagement letter following completion of Deloitte’s standard client acceptance procedures. Deloitte’s appointment will be effective immediately following the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

During the Company’s two most recent fiscal years ended December 31, 2020 and December 31, 2019, and for the subsequent interim period through April 27, 2021, neither the Company nor anyone on its behalf consulted Deloitte regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

16.1	Letter of Mayer Hoffman McCann P.C., dated April 29, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2021	ALPHATEC HOLDINGS, INC.

	By:	/s/ J. Todd Koning
Name: J. Todd Koning
Its: Chief Financial Officer